Exhibit 10.04

[Form of Indemnity Deed for Directors of Shire plc]

THIS DEED is made on the       day of                     2005

BETWEEN:

(1)	SHIRE PLC, a company incorporated in England and Wales (registered number 5492592) whose registered office is at Hampshire International Business Park, Basingstoke, Hampshire RG24 8EP (the “Company”); and

(2)	[NAME OF DIRECTOR], of Hampshire International Business Park, Basingstoke, Hampshire RG24 8EP (the “Director”).

WHEREAS:

(A)	The Director is a director of the Company on the date of this Deed.

(B)	The Company has agreed to indemnify the Director, and the Director has agreed to give certain undertakings to the Company, in each case on the terms of and subject to the conditions of this Deed.

THIS DEED PROVIDES as follows:

1.	INTERPRETATION

1.1	In this Deed:

(A)	“Associated Company” means any subsidiary of the Company, any holding company of the Company (if created) and any subsidiary of that holding company (if created), with “subsidiary” and “holding company” bearing the meanings given in section 736 of the Companies Act for the purpose of this definition;

(B)	“Companies Act” means the Companies Act 1985;

(C)	“Subsidiary Undertaking” means any subsidiary undertaking of the Company (within the meaning of section 258 of the Companies Act);

(D)	references to Clauses and sub-clauses are to clauses and sub-clauses of this Deed;

(E)	use of any gender includes the other genders;

(F)	a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted; and

(G)	headings and titles are inserted for convenience only and are to be ignored in the interpretation of this Deed.

1.2	If there is any inconsistency between the provisions of this Deed and the provisions of any contract of employment in effect on the date of this Deed between the Director and the Company, the provisions of this Deed shall prevail.

2.	INDEMNITIES

2.1	Claims by Third Parties

Subject to Clauses 2.2 and 2.3, the Company undertakes to indemnify the Director against any liability suffered or incurred by the Director on or after the date of this Deed:

(A)	in respect of the Director’s acts or omissions (whether before, on or after the date of this Deed) while, or in the course of acting as, a director or employee of the Company or a director or employee of any Subsidiary Undertaking; and/or

(B)	which otherwise arise by virtue of the Director holding or having held such office;

in each case, to the extent arising out of or in connection with, directly or indirectly, any claim, action or proceedings brought against the Director or any other person by or on behalf of any third party (not being the Company or an Associated Company) in any jurisdiction in respect of any alleged loss, liability or damage actually or allegedly suffered by any third party, the Company or an Associated Company.

2.2	Scope of Indemnity for Claims by Third Parties

The indemnity in Clause 2.1 shall not apply to any liability incurred by the Director:

(A)	to pay a fine imposed in criminal proceedings;

(B)	to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature;

(C)	in defending any criminal proceedings in which he is convicted; and

(D)	in connection with any application under section 144(3) or (4) or section 727 of the Companies Act in connection with which the court refuses to grant him relief.

2.3	Presumption of Innocence for Claims by Third Parties

(A)	The indemnity under Clause 2.1 shall operate until a court of competent jurisdiction convicts the Director of a criminal offence, or refuses to grant him relief in connection with an application referred to in sub-clause 2.2(D) and, in any such case, such conviction or refusal of relief becomes final (within the meaning of section 309B(6) of the Companies Act), such circumstances being referred to herein as an “Adverse Finding”.

(B)	Following an Adverse Finding, the Director shall no longer be entitled to be indemnified under Clause 2.1 in respect of the relevant proceedings or application and, without prejudice to the other rights which the Company may have against the Director in such circumstances, the Director shall reimburse the Company for amounts paid out by it under Clause 2.1 prior to such Adverse Finding.

2.4	Claims by or on behalf of the Company or an Associated Company

Subject to Clause 2.5 and Clause 2.6, the Company undertakes to indemnify the Director against any liability incurred by him as a director in defending any civil or criminal claim, action or proceedings which relate to anything done or omitted, or claimed to have been done or omitted, by him which are brought against the Director or any other person by or on behalf of the Company or an Associated Company.

2.5	Exclusions from Indemnity for Claims by or on behalf of the Company or an Associated Company

The indemnity in Clause 2.4 shall not apply to any liability:

(A)	(for the avoidance of doubt) incurred by the Director to the Company or an Associated Company;

(B)	incurred by the Director in defending any criminal proceedings in which he is convicted;

(C)	incurred by the Director in defending any civil proceedings in which judgment is given against him; and

(D)	incurred by the Director in connection with any application under section 144(3) or (4) or section 727 of the Companies Act in which the court refuses to grant him relief.

2.6	Presumption of Innocence for Claims by or on behalf of the Company or an Associated Company

(A)	The indemnity under Clause 2.4 shall operate unless and until a court of competent jurisdiction:

(i)	convicts the Director in any criminal proceedings;

(ii)	gives judgment against him in any civil proceedings; or

(iii)	refuses to grant him relief in connection with any application under section 144(3) or (4) or section 727 of the Companies Act,

(any of which circumstances being referred to herein as an “Adverse Judgment”), and in any such case, such conviction, judgment, or refusal of relief becomes final (within the meaning of section 309B(6) of the Companies Act).

(B)	Following an Adverse Judgment, the Director shall no longer be entitled to be indemnified in respect of the relevant proceedings and, without prejudice to any other rights the Company may have in such circumstances, the Director shall reimburse the Company for amounts paid out by it under Clause 2.4 prior to such Adverse Judgment.

3.	Conduct of Claims and Access to Information

3.1	Without prejudice to the sub-clause 3.2, if the Director becomes aware of any claim, action or demand against him which could give rise to any claim, action or demand by him against the Company under Clause 2.1 (referred to herein as a “Third Party Claim”), the Director shall:

(A)	within 20 days of becoming so aware, notify the Company in writing of the existence of such Third Party Claim, giving reasonable details in that notification (or, to the extent that such details are not available to the Director at that time, as soon as possible thereafter) of the person(s) making such Third Party Claim, the circumstances leading to, and the grounds for, that Third Party Claim and the quantum or possible quantum of the Third Party Claim;

(B)	subject to the Company agreeing to pay the reasonable out-of-pocket expenses of the Director, give such access to documents and records to the Company and its professional advisers as the Company may reasonably request;

(C)	take such action and give such information and assistance in order to avoid, dispute, resist, mitigate, settle, compromise, defend or appeal any Third Party Claim or judgment or adjudication with respect thereto as the Company may reasonably request;

(D)	at the request of the Company, allow the Company to take the sole conduct of such actions as the Company may deem appropriate in connection with any such Third Party Claim in the name of the Director and in that connection the Director shall give or cause to be given to the Company all such assistance as the Company may reasonably require in avoiding, disputing, resisting, mitigating, settling, compromising, defending or appealing any such Third Party Claim and shall instruct such solicitors or other professional advisers as the Company may nominate to act on behalf of the Director in relation thereto but to act in accordance with the Company’s sole instructions;

(E)	make no admission of liability, agreement, settlement or compromise with any person in relation to any such Third Party Claim without the prior written consent of the Company; and

(F)	take all reasonable action to mitigate any loss suffered by him in respect of such Third Party Claim.

3.2	In any event, the Company shall be entitled at any stage and at its sole discretion to settle any Third Party Claim.

3.3	If the Director intends to make a claim, action or demand against the Company under Clause 2.4 (referred to herein as a “Costs Claim”) the Director shall:

(A)	promptly notify the Company in writing of his intention to make such a Costs Claim, giving reasonable details in that notification (or, to the extent that such details are not available to the Director at that time, as soon as possible thereafter) of the grounds for that Costs Claim and the quantum or possible quantum of the Costs Claim;

(B)	take all reasonable action to mitigate any loss suffered by him in respect of such Costs Claim.

4.	Notices

4.1	A notice under this Deed shall only be effective if it is in writing. Faxes are permitted. E-mail is not permitted.

4.2	Notices under this Deed shall be sent to a party at its address or number and, in the case of the Company, for the attention of the individual, set out below:

Party and title of	Address	Fax number
individual

Company	Hampshire International	01256 894710
Business Park,
Attention: Tatjana	Basingstoke,
May	Hampshire RG24 8EP

Director	Hampshire International
Business Park,
Attention: [Name of	Basingstoke,
Director]	Hampshire RG24 8EP

4.3	Either party may change its notice details on giving notice to the other party of the change in accordance with this Clause. That notice shall only be effective on the date falling two Business Days after the notification has been received or on such later date as may be specified in the notice.

4.4	Subject to sub-clause 4.5 and without prejudice to sub-clause 4.6, any notice given under this Deed shall not be effective until it is received by the intended recipient.

4.5	Any notice which is received by its intended recipient under this Deed outside normal working hours in the place to which it is addressed shall be deemed to have been given at the start of the next period of normal working hours in such place.

4.6	No notice given under this Deed may be withdrawn or revoked except by notice given in accordance with this Clause.

4.7	The provisions of this Clause shall not apply in relation to the service of documents relating to any proceeding, suit or action arising out of or in connection with this Deed.

5.	Remedies and Waivers

5.1	No delay or omission by either party to this Deed in exercising any right, power or remedy provided by law or under this Deed shall:

(A)	affect that right, power or remedy; or

(B)	operate as a waiver of it.

5.2	The single or partial exercise of any right, power or remedy provided by law or under this Deed shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

5.3	The rights, powers and remedies provided in this Deed are cumulative and not exclusive of any rights, powers and remedies provided by law.

6.	Invalidity

If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

(A)	the legality, validity or enforceability in that jurisdiction of any other provision of this Deed; or

(B)	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Deed.

7.	No Partnership

Nothing in this Deed and no action taken by the parties under this Deed shall constitute a partnership, association, joint venture or other co-operative entity between the parties.

8.	Contracts (Rights of Third Parties) Act 1999

Subject to Clause 10.2, the parties to this Deed do not intend that any term of this Deed should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Deed.

9.	Entire Agreement

9.1	This Deed, the Company’s Articles of Association and, subject to Clause 1.2, any provision of any employment contract under which the Director is, or is entitled to be, indemnified by the Company, constitute the whole and only agreement between the parties relating to the indemnification of the Director by the Company and the obligations of the parties in relation to Third Party Claims and Costs Claims.

9.2	This Deed may only be varied in writing signed by each of the parties.

10.	Assignment

10.1	The Company may at any time assign all or any part of the benefit of, or its rights or benefits under, this Deed to any Subsidiary Undertaking.

10.2	The Director shall not assign, or purport to assign, all or any part of the benefit of, or his rights or benefits under, this Deed, provided that the benefit of, and rights under, this Deed shall ensure to the benefit of, and be enforceable by, the successors, heirs and personal representatives of the Director.

11.	Confidentiality

11.1	Subject to Clause 11.3, each party shall treat as confidential all information obtained as a result of entering into or performing this Deed which relates to:

(A)	the provisions of this Deed;

(B)	any negotiations relating to this Deed;

(C)	the subject matter of this Deed; or

(D)	the other party

(in each case referred to herein as “Confidential Information”).

11.2	Subject to Clause 11.3, each party shall:

(A)	not disclose any Confidential Information to any person other than any of its professional advisers and, in the case of the Company, directors and employees and directors and employees of any Subsidiary Undertaking who need to know such information in order to discharge their respective duties; and

(B)	procure that any person to whom any Confidential Information is disclosed by it complies with the restrictions contained in this Clause as if such person were a party to this Deed.

11.3	Notwithstanding the other provisions of this Clause, either party may disclose Confidential Information:

(A)	if and to the extent required by law;

(B)	in the case of the Company, if and to the extent required by any securities exchange or regulatory or governmental body to which the Company is subject or submits, wherever situated, including (amongst other bodies) the Stock Exchange, the Financial Services Authority or The Panel on Takeovers and Mergers, whether or not the requirement for information has the force of law;

(C)	to its professional advisers, and, in the case of the Company, its auditors and bankers;

(D)	if and to the extent the Confidential Information has come into the public domain through no fault of that party; or

(E)	if and to the extent the other party has given prior written consent to the disclosure, such consent not to be unreasonably withheld or delayed.

Any Confidential Information to be disclosed by either party pursuant to paragraph (A), (B), (C) or (D) shall be disclosed only after notice to the other party.

11.4	The restrictions contained in this Clause shall continue to apply after the Director ceases to be a director of the Company, without limit in time.

12.	Counterparts

12.1	This Deed may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

12.2	Each counterpart shall constitute an original of this Deed, but all the counterparts shall together constitute but one and the same instrument.

13.	Choice of Governing Law

This Deed is governed by, and shall be construed in accordance with, English law.

14.	Jurisdiction

The courts of England are to have jurisdiction to settle any dispute arising out of or in connection with this Deed. Any proceedings relating to this Deed may therefore be brought in the English courts.

15.	Director’s Absence and Agent for Service

15.1	If at any time after the date of this Deed the Director is not or ceases to be ordinarily resident in England or Wales, the Director shall forthwith appoint an agent for the receipt of Service Documents having an address for service in England or Wales (the “Agent”) who is, subject to Clause 15.5, to act as such during any period in which the Director is not so ordinarily resident and thereafter until the Director has served a notice on the Company in accordance with Clause 15.5 (an “Absence Period”). As soon as possible after such appointment the Director shall notify the name and address of the Agent to the Company in writing. The Director agrees that any Service Document may be effectively served on the Director during any Absence Period in connection with proceedings relating to this Deed in England and Wales by service on the Agent effected in any manner permitted by the Civil Procedure Rules.

15.2	If the Director fails to appoint an Agent and to notify the name and address of an Agent to the Company in accordance with Clause 15.1, the Company shall be entitled by notice to the Director to appoint an Agent to act on behalf of the Director.

15.3	If an Agent at any time ceases for any reason to act as such, the Director shall appoint a replacement Agent having an address for service in England or Wales and shall notify the Company of the name and address of the replacement Agent. Failing such appointment and notification, the Company shall be entitled by notice to the Director to appoint a replacement Agent to act on behalf of the Director. The provisions of this Clause applying to service on an Agent apply equally to service on a replacement Agent.

15.4	A copy of any Service Document served on the Agent during any Absence Period shall be sent by post to the Director. Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

15.5	If, having not been or having ceased to be ordinarily resident in England or Wales, the Director becomes, or returns to being, so ordinarily resident, the Director shall, as soon as possible, send written notice to the Company:

(A)	informing the Company of that fact; and

(B)	notifying the Company of an address for service of Service Documents in England or Wales,

and, with effect from the Company’s receipt of that notice, any Agent appointed pursuant to this Clause (including, without limitation, any replacement Agent appointed pursuant to sub-clause 15.3) shall cease to be regarded as the Director’s agent for the receipt of Service Documents for the purposes of this Deed.

IN WITNESS of which this document has been executed and delivered as a deed on the date which first appears on page 1 above.

Executed as a deed by SHIRE PLC	)
acting by two directors/one director and the secretary	)

Director

Director/Secretary

Executed as a deed by [NAME OF DIRECTOR]	)
in the presence of:	)

Director

Signature of witness

Printed name of witness

Address of witness

Occupation of witness

Dated	, 2005

SHIRE PLC

and

[NAME OF DIRECTOR]

DEED OF INDEMNITY

Slaughter and May
One Bunhill Row
London EC1Y 8YY
(RCS/LVJ)